UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2023

VISIUM TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	000-25753	87-0449667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4094 Majestic Lane, Suite 360

Fairfax, Virginia 22033

(Address of principal executive offices, including zip code)

(703) 273-0383

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 22, 2023, Visium Technologies, Inc. (“Visium” or the “Company”) and Cybastion Institute of Technology, LLC (“Cybastion”) executed a Statement of Work (the “SOW”) as a part of the Master Services Agreement into which Visium and Cybastion entered earlier this quarter (the “MSA”). Pursuant to the SOW, the Company is tasked with creating data centers that meet specific requirements and standards, ensuring optimal performance and reliability. The minimum contract value assigned to the SOW is $20 million.

Master Services Agreement

The MSA sets forth the terms and conditions pursuant to which Visium will provide services and technologies as requested by Cybastion on several projects within Sub Saharan Africa, such as data center architecture and design, power control and distribution systems, comprehensive security stack design and academic support for government intelligence training centers. The specifics of each individual project will be agreed upon through executed statements of work, into which the parties may enter from time to time.

The MSA automatically renews on October 21, 2024, unless specifically terminated by either party 30 days prior to the renewal date. Additionally, there are non-solicitation and non-competition clauses in place for the term of the agreement and one year following the term of the agreement, respectively.

Statement of Work

Pursuant to the SOW, the scope of work that Visium is to perform includes data center architecture and design, power controls and distribution systems, rack layouts, network topology, vendor high availability, and a comprehensive security stack, which will include Visium’s proprietary TruContext™ cybersecurity platform. The minimum agreed upon value of Visium’s services is $20 million. The SOW is effective as of December 1, 2023, and will remain in effect until the completion of all the services included within it.

The foregoing descriptions of the MSA and SOW are qualified in their entireties by the full terms of the MSA and SOW, which are filed respectively as Exhibit 10.1 and Exhibit 10.2 to this report and are incorporated herein by reference.

Item 8.01 Other Events.

On November 27, 2023, Visium Technologies, Inc. issued a press release announcing entry into the West Africa data center construction market pursuant to its entry into the SOW. A copy of this press release is attached hereto as Exhibit 99.1.

Safe Harbor and Forward-Looking Statements

This Current Report on Form 8-K and the attached exhibit contain forward-looking statements that reflect management’s current views with respect to future events and performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, whether the reverse stock split will be beneficial to the Company and its shareholders, any inability to meet the NYSE American continued listing standards in the future for any reason, and those other factors described in our filings with the U.S. Securities and Exchange Commission. Any responsibility to update forward-looking statements is expressly disclaimed.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.:	Description:
10.1*	Master Services Agreement between Visium Technologies, Inc. and Cybastion Institute of Technology, LLC
10.2*	Executed Statement of Work between Visium Technologies, Inc. and Cybastion Institute of Technology, LLC.
99.1*	Press Release, dated November 27, 2023.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIUM TECHNOLOGIES, INC.

Date: November 29, 2023	By:	/s/ Mark Lucky
Mark Lucky
Chief Executive Officer

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